UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
CAMP4 THERAPEUTICS CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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 CAMP4 THERAPEUTICS CORPORATION
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, MA 02139
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2025
Dear Stockholders:
We are pleased to notify you that we will hold the 2025 annual meeting of the stockholders (the “Annual Meeting”) of CAMP4 Therapeutics Corporation (“CAMP4”, “we”, “us”, or “our”) via live webcast on June 11, 2025, at 11:00 a.m. Eastern Daylight Time in a virtual meeting format at www.virtualshareholdermeeting.com/CAMP2025 for the following purposes:
1.To elect James Boylan, Amir Nashat, ScD, Andrew J. Schwab, and Douglas Williams, PhD, as our Class I directors, each to serve for a three-year term until the 2028 annual meeting of our stockholders, and until his successor shall have been duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
3.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.
Our Board of Directors has established the close of business on April 14, 2025 as the record date for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.
Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either by remote communication at the virtual meeting or by proxy in advance of the meeting. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend the virtual meeting. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card, or the instructions that accompany your proxy materials to attend the Annual Meeting virtually via the Internet.
Thank you for your continued support of CAMP4. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,
Josh Mandel-Brehm
Chief Executive Officer and Director
April 30, 2025
Cambridge, Massachusetts
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2025: Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to make our proxy materials available to all of our stockholders over the Internet. We will be able to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 30, 2025, we will commence sending to our stockholders the Notice containing instructions to stockholders on how to access our proxy statement for the Annual Meeting and our 2024 Annual Report on Form 10-K filed with the SEC on March 27, 2025. The Notice will also provide instructions on how to vote online or by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Virtual Meeting Format: The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you will be able to attend the Annual Meeting online, vote your shares and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CAMP2025. Details regarding how to attend the Annual Meeting online are more fully described in the Notice and this proxy statement.

 CAMP4 THERAPEUTICS CORPORATION
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, MA 02139
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2025
The Board of Directors (our “Board”) of CAMP4 THERAPEUTICS CORPORATION (“we,” “us,” “our,” the “Company,” or “CAMP4”) is soliciting proxies from stockholders for its use at the 2025 annual meeting of our stockholders (the “Annual Meeting”) and at any continuation, postponement or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 11, 2025, at 11:00 a.m. Eastern Daylight Time in a virtual meeting format at www.virtualshareholdermeeting.com/CAMP2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by following the instructions set forth in this proxy statement.
On or about April 30, 2025, we will commence sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025 (the “Annual Report on Form 10-K”), which includes our audited financial statements, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.
Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the SEC at www.sec.gov, or in the “Financials” tab of the “Investors” section of our website at www.camp4tx.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address or other links provided in this proxy statement are inactive textual references only. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge, including our financial statements, by following the instructions included on the Notice or by sending a written request to: CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, Attention: Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purposes of the Meeting
The purposes of the Annual Meeting are:
1.To elect James Boylan, Amir Nashat, ScD, Andrew J. Schwab, and Douglas Williams, PhD, as our Class I directors, each to serve for a three-year term until the 2028 annual meeting of our stockholders, and until his successor shall have been duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
3.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 14, 2025 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments or postponements thereof) if our records show that you owned our common stock at that time. As of the record date, 20,161,073 shares of our common stock were outstanding. Each outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by a properly submitted proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.
Voting Shares That You Hold In Your Name
If you are a stockholder of record and your shares are registered directly in your name, you may:
•VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 10, 2025. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.
•VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 10, 2025.
•VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 10, 2025. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
•VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.
Virtual Meeting
The Annual Meeting will be a completely virtual meeting conducted via live webcast. To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/CAMP2025. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.
If you are a beneficial holder, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Attending the Annual Meeting
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/CAMP2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/CAMP2025.
•Please have your 16-digit control number to enter the Annual Meeting.
•Once admitted to the Annual Meeting, stockholders may submit questions and vote while attending the Annual Meeting via the Internet.
•The meeting webcast will begin promptly at 11:00 a.m. Eastern Daylight Time.
•We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Daylight Time.
Webcast replay of the Annual Meeting will be available on our website 24 hours after the date of the Annual Meeting and will be available for twelve months from the original meeting date.
Technical Assistance for the Virtual Meeting
We encourage stockholders to log into the virtual Annual Meeting 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting. Technical support will be available starting at 10:45 a.m. Eastern Daylight Time on June 11, 2025 and will remain available until the meeting has concluded.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding how to vote. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to certain matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a matter on which a broker, bank or other nominee will have discretionary voting authority and that the election of each of the nominees for Class I director (Proposal 1) will be a matter on which a broker, bank or other nominee will not have discretionary voting authority. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, we expect that your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of any proposal.

Your Voting Options on Each of the Proposals
You may vote “for,” “against” or “abstain” with respect to the election of each of the nominees for director (Proposal 1) and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2).
Our Board does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment.
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•“FOR” the election of each of James Boylan, Amir Nashat, ScD, Andrew J. Schwab, and Douglas Williams, PhD, as our Class I directors (Proposal 1); and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2).
If any other matter is properly brought before the Annual Meeting, the Company – through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each nominee for election as director at the Annual Meeting. Each nominee for director shall be elected if the votes properly cast for such nominee’s election exceed the votes properly cast against such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” the director). A majority of the votes cast affirmatively on the matter at the Annual Meeting will also approve (i) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 and (ii) all other matters that arise at the Annual Meeting. “Abstentions” will not be counted as votes cast on the proposals and will have no effect on the outcome of any proposal. For a discussion of how “broker non-votes” will be treated, see the discussion under “Voting Shares That You Hold in Brokerage or Similar Accounts.”
Please note that because the vote on the ratification of Ernst & Young LLP is advisory in nature, the results of such vote will not be binding upon us, our Board or its committees.
Quorum
The presence, virtually via the Internet or by proxy, of holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding shares entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Because we expect that brokers, banks or other nominees will be able to vote on at least one proposal, we expect that these shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Revocation of Proxies or Voting Instructions
A stockholder of record who has voted by proxy using any method in response to this solicitation may revoke his or her proxy before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy card (provided we receive the later proxy card before the Annual Meeting date), by a timely and valid later Internet or telephone vote, by voting by remote communication at the Annual Meeting or by giving written notice to our Company secretary (the “Secretary”). Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless the stockholder votes by remote communication at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, our directors, officers and employees may solicit proxies personally, by telephone, by email or otherwise. These directors, officers and employees will not receive additional compensation for the solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable, out-of-pocket expenses for forwarding these proxy materials, according to certain regulatory fee schedules.
Implications of Being an Emerging Growth Company
We became a public company in October 2024 and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2029, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt securities during the prior three-year period.

MANAGEMENT AND CORPORATE GOVERNANCE
Board Composition and Structure
Our fifth amended and restated certificate of incorporation (our “certificate of incorporation”) states that our Board shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of our Board. Each of our directors holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on our Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.
Our certificate of incorporation provides that our Board is divided into three classes of directors. Subject to any earlier death, resignation or removal in accordance with the terms of our certificate of incorporation and our amended and restated bylaws (our “bylaws”), our Class I directors who are elected at the Annual Meeting will serve a three-year term until the 2028 annual meeting of stockholders; our Class II directors are currently serving a term that will expire at the second annual meeting of stockholders following the effectiveness of our certificate of incorporation; and our Class III directors are currently serving a term that will expire at the third annual meeting of stockholders following the effectiveness of our certificate of incorporation. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.
Our Board is currently comprised of twelve members. Ingo Chakravarty, who currently serves as a Class I director, will not be standing for re-election and his term will expire at the Annual Meeting. Upon the completion of the term of Mr. Chakravarty, the size of our Board will automatically be reduced to eleven members.
Below is a list of the names, ages as of April 30, 2025 and classification of the individuals who are expected to continue to serve on our Board following the Annual Meeting:

Name	Age	Position

James Boylan	58	Director (Class I)
Amir Nashat, ScD	52	Director (Class I)
Andrew J. Schwab	54	Director (Class I)
Douglas Williams, PhD	67	Director (Class I)
Michael Higgins	62	Director (Class II)
Steven Holtzman	71	Chair of the Board and Director (Class II)
Murray Stewart, DM FRCP	64	Director (Class II)
Richard Young, PhD	71	Director (Class II)
Josh Mandel-Brehm	42	Chief Executive Officer and Director (Class III)
Paula Ragan, PhD	55	Director (Class III)
Ravi Thadhani, MD, MPH	59	Director (Class III)
Director Biographies
Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to our Board’s conclusion at the time of filing this proxy statement that each person listed below should serve as a director.
Class I Director Nominees
James Boylan has served as a member of our Board since June 2022. Mr. Boylan has served as Chief Executive Officer of Enavate Sciences, a portfolio company of Patient Square Capital, since May 2022. Prior to Enavate Sciences, Mr. Boylan was the President and Head of Investment Banking at SVB Leerink from 2009 to April 2021. He previously served as Managing Director, Healthcare Investment Banking at Merrill Lynch and Company. Across his 25 years in investment banking, Mr. Boylan has worked with hundreds of life sciences and biotechnology companies to develop strategy and complete transactions in capital markets and mergers & acquisitions. Mr. Boylan has also served on the board of directors of Compass Therapeutics since November 2022, of Zenas Biopharma since November 2022, and of Immunome Inc. since October 2023, each a biopharmaceutical company. Mr. Boylan earned a BS in Finance from Lehigh University and an MBA in finance from the Columbia Business School. We believe Mr. Boylan’s extensive investment and business experience in the life sciences and biotechnology sectors qualifies him to serve on our Board.
Amir Nashat, ScD has served as a member of our Board since 2015. Dr. Nashat is an executive partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat currently represents Polaris on the board of directors of Morphic Holding, Inc., a biopharmaceutical company developing small molecule integrin therapeutics, where he has served since 2017. Dr. Nashat previously served as a member of the boards of directors of Scholar Rock Holding Corporation from 2012 to June 2024, of Fate Therapeutics, Inc., from 2007 to May 2020, of Selecta Biosciences, Inc., from 2008 to April 2020, and of Syros Pharmaceuticals, Inc., from 2016 to September 2022. Prior to joining Polaris, Dr. Nashat completed his ScD as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology. Dr. Nashat also earned both his MS and BS in Materials Science and Mechanical Engineering at the University of California, Berkeley. We believe Dr. Nashat’s extensive biotechnology investment experience qualifies him to serve on our Board.
Andrew J. Schwab has served as a member of our Board since March 2021. Mr. Schwab is a Founding Partner and Managing Partner of 5AM Venture Management, LLC, a investment firm focused on funding and building next-generation life sciences companies, since 2002. Mr. Schwab has served as a member of the board of directors of Skye Bioscience, Inc., a biopharmaceutical company focused on the development of next-generation treatments for obesity and co-morbidities, since August 2023. Mr. Schwab previously served as a member of the boards of directors of Enliven Therapeutics, Inc., a biopharmaceutical company focused on the development of small molecule kinase inhibitors, from January 2022 to June 2023, of Pear Therapeutics, Inc. from 2014 to June 2022 and of 5:01 Acquisition Corp. from September 2020 to October 2022. Mr. Schwab earned a BS with Honors in Genetics and Ethics from Davidson College. We believe Mr. Schwab’s extensive experience in management positions and on the boards of several life sciences companies qualifies him to serve on our Board.
Douglas Williams, PhD has served as a member of our Board since March 2025. Dr. Williams has served as Chief Executive Officer of TriArm Therapeutics Ltd., a cell therapy company, since September 2024. He previously served as Executive Vice President and President, Research & Development of Sana Biotechnology, Inc., a biotechnology company, from April 2023 to April 2024. Prior to Sana, Dr. Williams served as President and Chief Executive Officer of Codiak BioSciences, Inc. (“Codiak”), a biotechnology company, from 2015 to April 2023. Dr. Williams previously served as Executive Vice President, Research and Development at Biogen Inc. from 2011 to 2015. Prior to Biogen, Dr. Williams served as Chief Executive Officer of ZymoGenetics, Inc., a biotechnology company, until its acquisition by Bristol-Myers Squibb Company. Dr. Williams previously held various leadership positions within the biotechnology industry, including serving as Chief Scientific Officer and Executive Vice President of Research and Development at Seagen Inc. (formerly Seattle Genetics, Inc.), a biotechnology company, and Senior Vice President and Washington Site Leader at Amgen Inc. Dr. Williams also served in a series of scientific and senior leadership positions of increasing responsibility at Immunex Corp., a pharmaceutical company, including Executive Vice President and Chief Technology Officer, Senior Vice President of Discovery Research, and Vice President of Research and Development. Prior to Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute in Buffalo, New York. Dr. Williams has served as Chairman of the board of directors of Climb Bio, Inc., a biotechnology company, since November 2024, and of AC Immune SA, a biotechnology company, since June 2018. He previously served on the boards of directors of Codiak from 2015 to April 2023, Panacea Acquisition Corp. II, a special purpose acquisition company, from June 2021 to April 2023, and Ovid Therapeutics Inc., a biotechnology company, from 2016 to June 2021. On March 27, 2023, Codiak filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. Dr. Williams received his PhD in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division, his BS in Biological Sciences from the University of Massachusetts Lowell, and his AA from Greenfield Community College. We believe that Dr. Williams’s extensive experience serving in executive roles in the biotechnology industry and leading the development of numerous therapeutics qualify him to serve on our Board.

Class II Directors
Michael Higgins has served as a member of our Board since 2017. Mr. Higgins is a serial entrepreneur who has helped launch and build numerous companies during his career. He served as Interim Chief Executive Officer of Voyager Therapeutics from June 2021 to March 2022. Prior to that time, he was an Entrepreneur-in-Residence at Polaris Partners, a venture capital firm, from 2015 to 2020. From 2003 to 2014 he served as Senior Vice President, Chief Operating Officer at Ironwood Pharmaceuticals Inc, a biopharmaceutical company. Prior to 2003, Mr. Higgins held a variety of senior business positions at Genzyme Corporation, including Vice President of Corporate Finance and Vice President of Business Development. Mr. Higgins has served as a member of the board of directors of Voyager Therapeutics, Inc. (“Voyager”) since 2015. He was appointed Chair of the board of directors of Voyager in June 2019. Mr. Higgins has also served as a member of the board of directors of Cyclerion Therapeutics, Inc., a biopharmaceutical company, since November 2023 and as chair of the board of directors of Pulmatrix, Inc., a biopharmaceutical company, since April 2020. Mr. Higgins previously served as a member of the board of directors of Genocea Biosciences Inc., an immuno-oncology company, from 2015 to May 2022. Mr. Higgins earned a BS from Cornell University and an MBA from the Amos Tuck School of Business at Dartmouth College. We believe that Mr. Higgins’ financial and business expertise, including his diversified background as an executive officer in public pharmaceuticals companies and service on the boards of directors of other life sciences companies, qualifies him to serve as a member of the Board.
Steven Holtzman has served as Chair of our Board and as a Strategic Business Advisor to our company since October 2019. Mr. Holtzman was the first President and Chief Executive Officer and a member of the board of directors of Decibel Therapeutics, Inc., a biotechnology company, from 2016 to January 2020. Prior to Decibel, Mr. Holtzman served as Executive Vice President, Corporate Development of Biogen, Inc. from 2011 to 2016. Prior to Biogen, Mr. Holtzman served as the Chief Executive Officer of Infinity Pharmaceuticals, Inc. from 2001 to 2010. Mr. Holtzman has also served as a member of the board of directors of Molecular Partners AG, a clinical-stage biopharmaceutical company since May 2014. Mr. Holtzman earned a BA in Philosophy from Michigan State University and a BPhil in Philosophy from Corpus Christi College, Oxford University, which he attended as a Rhodes Scholar. We believe Mr. Holtzman’s strategic development and industry experience qualifies him to serve on our Board.
Murray Stewart, DM FRCP has served as a member of our Board since March 2025. Dr. Stewart served as the interim Chief Medical Officer of X4 Pharmaceuticals, Inc., a biopharmaceutical company, from November 2022 to September 2023. He previously served as Senior Medical Advisor of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company, from September 2021 to September 2022, and prior to that, as Chief Medical Officer from 2018 to September 2021. He previously served as Head of Research and Development for Novelion Therapeutics Inc., a biopharmaceutical company, from 2017 to 2018. Prior to that, Dr. Stewart held various positions of increasing responsibility at GlaxoSmithKline, including serving as Chief Medical Officer from 2014 to 2017, with global responsibility for patient well-being across the vaccine, pharmaceutical, and consumer business units. He also held multiple research and development leadership roles, including Chief Medical Officer for the pharmaceutical business, Clinical Head of the Biopharma Unit, and Therapy Area Head for metabolic and cardiovascular diseases. Prior to joining GlaxoSmithKline, he worked as a consultant physician and honorary senior lecturer at the Diabetes Center in Newcastle upon Tyne in the United Kingdom. Dr. Stewart has served on the board of directors of X4 Pharmaceuticals since March 2019. He previously served on the boards of directors of VectivBio Holding AG from July 2021 to May 2023, and of Amarin Corporation plc from January 2023 to March 2023. Dr. Stewart holds an DM from Southampton Medical School and is a Fellow of the Royal College of Physicians. We believe that Dr. Stewart’s extensive biopharmaceutical leadership experience, including experience in research, clinical development and regulatory strategy, provide him with the qualifications and skills to serve on our Board.
Richard Young, PhD has served as a member of our Board since 2016. Dr. Young has served as a Professor of Biology at the Massachusetts Institute of Technology and a member of the Whitehead Institute since 1984. He was elected into the National Academy of Sciences in 2012 and the National Academy of Medicine in 2019. Dr. Young has served as an advisor to the National Institutes of Health and the World Health Organization. Dr. Young previously served as a member of the board of directors of Syros Pharmaceuticals, Inc., a biotechnology company, from 2011 to November 2024, and as a member of the board of directors of Omega Therapeutics, Inc., a biotechnology company, from 2017 to December 2024. Dr. Young earned a BS in Biological Science from Indiana University and a PhD in Molecular Biophysics and Biochemistry from Yale University. We believe Dr. Young’s scientific expertise and his role as one of our scientific co-founders qualifies him to serve on our Board.

Class III Directors
Josh Mandel-Brehm has served as our President and Chief Executive Officer and as a member of our Board since 2017. Mr. Mandel-Brehm was previously an Entrepreneur Partner of Polaris Partners from 2017 to October 2021. Mr. Mandel-Brehm also previously served as part of the Business Development group at Biogen Inc. from 2013 to 2017, where he led multiple strategic activities and corresponding transactions. Prior to Biogen, Mr. Mandel-Brehm held several roles of increasing responsibility at Genzyme Corporation from 2009 to 2013, including as part of the business development group for the company’s rare disease business unit. Mr. Mandel-Brehm has also served as a member of the board of directors of ProMIS Neurosciences, Inc., a clinical-stage biotechnology company focused on generating and developing antibody therapeutics for the treatment of neurodegenerative diseases, since September 2021. Mr. Mandel-Brehm earned a BA in Biology from Washington University in St. Louis and an MBA from the University of Michigan. We believe Mr. Mandel-Brehm’s extensive knowledge of, and experience in, the biopharmaceutical industry paired with his business development and executive management expertise qualifies him to serve on our Board.
Paula Ragan, PhD has served as a member of our Board since May 2019. Dr. Ragan has served as chief executive officer & president of X4 Pharmaceuticals, Inc. (“X4”), a commercial-stage clinical biopharmaceutical company, since 2014. Dr. Ragan previously served as consulting chief business officer of Lysosomal Therapeutics Inc. from to 2013 to 2014. Prior to LTI, Dr. Ragan served as senior director at Genzyme, where she led strategic partnering efforts for Genzyme’s Rare Disease Business and headed the supply chain planning for Genzyme’s flagship commercial products, from 2007 to 2012. Dr. Ragan has also served as a member of the board of directors of X4 since 2014. Dr. Ragan earned a BS in Mechanical Engineering from Tufts University, an MS in Biomedical Engineering from Boston University, and a PhD from the Massachusetts Institute of Technology. We believe Dr. Ragan’s industry-specific business expertise and experience as a public company chief executive qualifies her to serve on our Board.
Ravi Thadhani, MD, MPH has served as a member of our Board since October 2021. Dr. Thadhani has served as Executive Vice President for Health Affairs of Emory University, Executive Director of Emory’s Woodruff Health Sciences Center, and Vice Chair of the Emory Healthcare Board of Directors since January 2023. Dr. Thadhani previously served as Chief Academic Officer and Dean for Faculty Affairs of Mass General Brigham from November 2019 to December 2022, and as a Professor of Medicine at Harvard Medical School from 2012 to December 2022. Prior to this, Dr. Thadhani served as Vice Dean of Research and Graduate Research Education at Cedars-Sinai Medical Center from 2017 to October 2019. Dr. Thadhani earned a BA in Liberal Arts from the University of Notre Dame, an MPH from the Harvard T.H. Chan School of Public Health and an MD from the University of Pennsylvania School of Medicine. We believe Dr. Thadhani’s research expertise and medical background and training qualifies him to serve on our Board.
Board Leadership Structure
Steven Holtzman serves as the chair of our Board. We believe that appointing a Chair has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing Mr. Holtzman to guide our Board in providing independent advice to and oversight of management. Our Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position and the importance of providing independent direction to our Board as its oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that we appoint a chair of our Board or lead independent director, our Board believes that having a chair provides the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.
Director Independence
Under the rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”), independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the Nasdaq Listing Rules, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under the Nasdaq Listing Rules and the rules under the Exchange Act.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Mandel-Brehm, is an “independent director” as defined under the Nasdaq Listing Rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. Mr. Conde, who resigned from the Board in October 2024, was determined to be independent during his service on the Board. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Role of the Board in Risk Oversight
Our Board and its committees have an active role in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting, as well as risks relating to cybersecurity matters. The nominating and governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.
Board Meetings and Attendance
Our Board held five meetings during the fiscal year ended December 31, 2024. Each of our directors attended at least seventy-five percent (75%) of the meetings of our Board and the committees of our Board on which he or she served during the fiscal year ended December 31, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party, if any).
While we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings, including by means of remote communication.
Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee operates pursuant to a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules, which are available on our website at www.camp4tx.com under the “Investors—Governance” section. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee’s responsibilities include:

•appointing, approving the compensation of, and evaluating the qualifications, performance, procedures and independence of, our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of written periodic reports from such firm;
•pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations and the steps taken to deal with such issues;
•reviewing disclosures about any significant deficiencies or material weaknesses in our internal control structures and procedures, including disclosures in our annual and quarterly reports;
•coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•reviewing and discussing with management and our independent registered public accounting firm any material issues regarding cybersecurity risks and processes for assessing, identifying and managing material risks from cybersecurity threats;
•discussing our risk management policies with management;
•establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our independent registered public accounting firm and management;
•overseeing our guidelines and policies governing risk assessment and risk management;
•overseeing and periodically reviewing the integrity of our information technology systems, process and data;
•preparing the audit committee report required by SEC rules;
•reviewing and assessing, at least annually, the adequacy of the audit committee’s charter; and
•performing, at least annually, an evaluation of the performance of the audit committee.
The members of our audit committee are Messrs. Higgins, Boylan and Chakravarty and Dr. Williams. We anticipate that Mr. Chakravarty will continue to serve on the audit committee until the completion of his term at the Annual Meeting. Mr. Higgins chairs the audit committee. Our Board has determined that each member of our audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has also determined that Mr. Higgins is an “audit committee financial expert,” as defined under Item 407 of Regulation S-K.
During the fiscal year ended December 31, 2024, our audit committee met three times. The report of our audit committee is included in this proxy statement below under “Audit Committee Report.”
Compensation Committee
Our compensation committee’s responsibilities include:

•reviewing and establishing our overall management compensation strategy and benefits philosophy and policies, including base salary, incentive compensation and equity-based grants;
•reviewing and approving performance goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•evaluating the performance of the chief executive officer and other executive officers in light of their performance goals and objectives and determining and approving, or recommending to our Board for approval, the compensation of our chief executive officer and other executive officers;
•reviewing, assessing and making recommendations to the Board with respect to non-employee director compensation;
•reviewing, overseeing and administering our equity incentive plans, granting awards under such plans and making recommendations to the Board about the adoption of any new or modifying existing equity-based, cash-based, management incentive and deferred compensation plans;
•administering our “clawback” policy that allows the recouping of incentive compensation and making recommendations to the Board about the adoption of any new “clawback” policy;
•reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for our executive officers and non-employee directors;
•recommending to our Board any stock ownership guidelines for our executive officers and non-employee directors, periodically assessing these guidelines and recommending revisions as appropriate, and monitoring individual compliance with these guidelines;
•retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor and determining the compensation and independence of such consultant or advisor;
•preparing, if required, the compensation committee report on executive compensation for inclusion in our annual report on Form 10-K and our proxy statement in accordance with SEC rules;
•monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•reviewing and approving all employment contracts and other compensation, severance and change-in-control arrangements for our executive officers;
•establishing and periodically reviewing policies and procedures with respect to perquisites as they relate to our executive officers;
•reviewing the risks associated with our compensation policies and practices;
•reviewing our strategies, initiatives and programs with respect to our culture, talent recruitment, development, and retention, employee engagement and diversity and inclusion;
•maintaining minutes of the compensation committee and reporting its actions and any recommendations to the Board on a periodic basis; and
•reviewing and assessing, at least annually, the adequacy of the compensation committee’s charter; and performing, on an annual basis, an evaluation of the performance of the compensation committee.
The members of our compensation committee are Messrs. Holtzman and Higgins and Dr. Young. Mr. Holtzman chairs the compensation committee.

During the fiscal year ended December 31, 2024, our compensation committee met three times.
Compensation Consultant
Our compensation committee engaged Alpine Rewards, LLC (“Alpine”) as its independent compensation consultant for the fiscal year ended December 31, 2024. As part of its engagement, Alpine was requested by the compensation committee to evaluate the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Alpine also provided analyses and recommendations to our compensation committee regarding trends and emerging topics with respect to executive compensation; compensation programs for executives, directors and our employees generally; and stock utilization and related metrics. When requested, Alpine consultants attend meetings of our compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Alpine reports to our compensation committee and not to our management, although Alpine meets with our management for purposes of gathering information for its analyses and recommendations.
Our compensation committee assessed the independence of Alpine from management, taking into consideration relevant factors, including the absence of other services provided to our Company by Alpine, the amount of fees our Company paid to Alpine as a percentage of Alpine’s total revenue, the policies and procedures of Alpine that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Alpine with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Alpine have with any member of our compensation committee, and any stock of our Company owned by Alpine or the individual compensation advisors employed by Alpine. On the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, our compensation committee determined that no relationships existed that would create a conflict of interest or that would compromise Alpine’s independence, and that Alpine is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become members of our Board consistent with criteria approved by the board and receiving nominations for such qualified individuals;
•recommending to our Board the persons to be nominated for election as directors and to each committee of the board;
•establishing a policy under which our stockholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•reviewing and recommending committee slates on an annual basis;
•recommending to our Board qualified candidates to fill vacancies on our Board;
•developing and recommending to our Board a set of corporate governance principles applicable to us and reviewing the principles on at least an annual basis;
•reviewing and making recommendations to our board with respect to our board size, composition, leadership structure and board committee structure;
•reviewing, in concert with our Board, our policies with respect to significant issues of corporate public responsibility, including but not limited to sustainability, diversity and inclusion and environmental, social and governance initiatives;
•making recommendations to our Board of processes for annual evaluations of the performance of our Board and committees of our Board;

•overseeing the process for annual evaluations of our Board and committees of our Board;
•considering and reporting to our Board any questions of possible conflicts of interest of members of our Board;
•providing new director orientation and continuing education for existing directors on a periodic basis;
•overseeing the maintenance and presentation to our Board of management’s plans for succession to senior management positions in the company;
•reviewing and assessing, at least annually, the adequacy of the nominating and corporate governance committee’s charter; and
•performing, on an annual basis, an evaluation of the performance of the nominating and corporate governance committee.
The members of our nominating and corporate governance committee are Drs. Ragan and Thadhani and Messrs. Boylan and Holtzman. Dr. Ragan chairs the nominating and corporate governance committee.
Our nominating and corporate governance committee did not meet during the fiscal year ended December 31, 2024.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of our employees, executive officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Conduct is on our website at www.camp4tx.com under the “Investors—Governance” section. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and other covered persons. The insider trading policy also applies to transactions by the Company in its securities. We believe that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of Nasdaq. The foregoing summary of the insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the insider trading policy, which is included as Exhibit 19.1 in our Annual Report on Form 10-K filed with the SEC on March 27, 2025.
Policy on Trading, Pledging and Hedging Transactions
Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between our employees, including our management, and stockholders. As a result, our insider trading policy expressly prohibits all of our employees, directors, and their respective family members from engaging in speculative transactions in our stock, including engaging in short sales, put options, call options, other derivative transactions in our securities, or hedging or monetization transactions, including through prepaid variable forwards, equity swaps, collars and exchange funds. Our insider trading policy also prohibits our employees, directors, and their respective family members from holding our securities in a margin account or, subject to limited exceptions, pledging our securities as collateral for a loan.
Policy on Clawback and Recovery of Compensation
We have adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”) to provide for the Company’s recoupment of certain incentive-based compensation received by current or former officers subject to Section 16 of the Exchange Act (each, a “covered executive”), including each named executive officer, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under the securities laws. The Clawback Policy generally applies to all cash-based or equity-based incentive compensation, bonus and/or awards that a covered executive receives that is or was based, wholly or in part, upon the attainment of any financial reporting measure during the three completed fiscal years occurring immediately prior to the date that the Company is required to prepare a restatement. However, the Clawback Policy does not apply to any compensation, bonus and/or award that was received on or before the date our common stock was first listed. If we are required to prepare an accounting restatement due to material noncompliance with securities laws, our compensation committee will review compensation received by covered executives for the three fiscal years prior to the restatement. The compensation committee will seek recoupment if the compensation was based on financial results that were later restated and exceeded what would have been awarded had the financial results been properly reported. Our compensation committee has discretion in determining the method of recoupment, which may include the reimbursement of cash compensation, cancellation of equity-based awards, or adjustment to unpaid compensation.
Director Nomination Process
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to current directors and potential candidates, and interviews of selected candidates by management, members of the committee and our Board. In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our nominating and corporate governance committee takes into account the criteria for membership on our Board as set forth in our corporate governance guidelines, including a candidate’s leadership, operations, risk management, financial, and strategic planning experience, each candidate’s knowledge of our industry, each candidate’s ability to dedicate sufficient time and resources to enable the diligent performance of duties on our behalf, and the overall composition of our Board and our current and future needs. We also value experience on other public company boards of directors and board committees.
The biography for each of the director nominees included herein indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Stockholders have the right under our bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company all information relating to such nominee that would be required to be disclosed in proxy solicitations for the election of such nominee as a director pursuant to Regulation 14A of the Exchange Act, such nominee’s written consent to serve as a director, a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined in our bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her respective affiliates or associates, on the other hand, a statement as to the number of shares of our common stock beneficially owned by the stockholder making the recommendation, and certain other information required by our bylaws, to: CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, Attention: Secretary. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “General Matters – Shareholder Proposals for our 2026 Annual Meeting of Stockholders,” the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.
Communication with Directors
Any stockholders or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors of CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, Attention: Secretary. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable, by our Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director

Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.

EXECUTIVE OFFICERS
Below is a list of the names, ages as of April 30, 2025 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position

Josh Mandel-Brehm	42	President, Chief Executive Officer and Director
David Bumcrot, PhD	62	Chief Scientific Officer
Kelly Gold	47	Chief Financial Officer
Yuri Maricich, MD	44	Chief Medical Officer
Executive Officer Biographies
The biographical information pertaining to Mr. Mandel-Brehm, who is a director and executive officer of our Company, is included under “Director Biographies,” above.
David Bumcrot, PhD has served as our Chief Scientific Officer and Senior Vice President of Research since March 2020. Dr. Bumcrot previously served as our Vice President, Head of Biology from 2017 to March 2019 and Senior Vice President of Biology from March 2019 to March 2020. Prior to CAMP4, Dr. Bumcrot served as Senior Director, Molecular & Cell Biology at Editas Medicine from 2014 to 2017, where his team established the company’s initial therapeutic programs utilizing groundbreaking CRISPR technology. Dr. Bumcrot previously served as the Head Research Scientist for the Laboratory for RNA Therapeutics at the Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology from 2012 to 2013, and from 2002 to 2012 served at Alnylam Pharmaceutics in positions of increasing responsibility, including most recently as Director of Research. Dr. Bumcrot earned a BS in Biology from Cornell University, a PhD in Molecular Biology from the University of Pennsylvania and completed a post-doctoral fellowship in the department of Cell & Molecular Biology at Harvard University.
Kelly Gold has served as our Chief Financial Officer since April 2022. Ms. Gold previously served as our Chief Business Officer from April 2021 to March 2022, and held positions of increasing responsibility in Finance and Corporate Development at our company from 2017 to March 2021. Ms. Gold previously served as Associate Director, Strategic Corporate Finance at Biogen Inc. from 2014 to 2017, where she provided financial leadership for the company’s late stage and marketed rare disease programs and developed long term strategic financial trajectories for the R&D organization. Ms. Gold also previously served as a Healthcare Investment Banking Associate at Deutsche Bank from 2009 to 2013, where she worked in the healthcare investment banking group. Ms. Gold earned bachelor’s degrees in Life Sciences and Mechanical Engineering from Queen’s University in Ontario and an MBA from the MIT Sloan School of Management.
Yuri Maricich, MD has served as our Chief Medical Officer since August 2023. Dr. Maricich is also currently Venture Partner and Advisor of Angelini Ventures, a venture capital firm investing in biotechnology, medical device, and digital health companies, where he has served since September 2022. Dr. Maricich previously served as Chief Medical Officer and Head of Development of Pear Therapeutics, Inc. from 2017 to April 2023. Pear Therapeutics filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy code in April 2023. Dr. Maricich previously served as Chief Scientific Officer as well as VP of Neurology and Senior Medical Director of Cavion LLC from 2014 to 2016 and as President of Xdynia LLC from 2011 to 2014. He has practiced medicine as a licensed and board-certified internal medicine physician and has advised and consulted for a number of biotechnology, pharma, medical device, and digital health companies as well as investment firms over the years, including serving on a Scientific Advisory Board to Roche Holding AG in 2019. Dr. Maricich earned a BS in Pre-Professional Studies from the University of Notre Dame, an MD from the University of Washington, and an MBA from Harvard University.

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
This section describes the material elements of the compensation awarded to, earned by, or paid to Josh Mandel-Brehm, our President and Chief Executive Officer, and our next two most highly compensated executive officers, Kelly Gold, our Chief Financial Officer, and Yuri Maricich, our Chief Medical Officer, for our fiscal year ended December 31, 2024. These executives are collectively referred to as our named executive officers.
Summary Compensation Table
The following table sets forth the compensation provided to our NEOs for the fiscal years ended December 31, 2024 and December 31, 2023 (or such shorter period of the NEO’s service).

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Josh Mandel-Brehm	2024	557,250	404,991	201,000	1,131,744	2,294,985
Chief Executive Officer	2023	546,000	—	140,381	9,900	696,281
Kelly Gold	2024	433,333	404,991	138,500	333,699	1,310,523
Chief Financial Officer	2023	425,000	—	111,190	92,644	628,834
Yuri Maricich	2024	180,833	1,699,080	154,900	486,692	2,521,505
Chief Medical Officer(4)
(1)The amounts shown in this column represent the aggregate grant date fair value of options to purchase shares of our common stock granted to each of our NEOs in fiscal year 2024 computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options granted in fiscal year 2024 for this purpose are set forth in Note 10, Stock-based Compensation, to our audited financial statements filed with our Annual Report on Form 10-K.
(2)The amounts shown in this column represent annual bonuses earned with respect to fiscal years 2024 and 2023 under our annual bonus program, which, for 2024, is described below under “Annual Bonuses.”
(3)The amounts shown in the “All Other Compensation” column for fiscal year 2024 reflect (i) for Mr. Mandel-Brehm, $619,678 of principal and interest forgiven and a cash bonus of $501,716 to assist Mr. Mandel-Brehm with taxes incurred in connection with forgiveness of the Mandel-Brehm Promissory Note, as defined below under “Certain Relationships and Related Party Transactions—Loans to Related Persons,” and the Company’s non-elective contribution to our 401(k) plan of $10,350, described below under “Employee and Retirement Benefits,” (ii) for Ms. Gold, $140,139 of principal and interest forgiven and a cash bonus payment of $101,480 to assist Ms. Gold with taxes incurred in connection with forgiveness of the Gold Promissory Note, as defined below under “Certain Relationships and Related Party Transactions—Loans to Related Persons,” the Company’s non-elective contribution to our 401(k) plan of $10,350, described below under “Employee and Retirement Benefits,” $72,080 of commuting and housing expenses, and $9,650 of fees for professional memberships, and (iii) for Dr. Maricich, $481,828 of consulting fees paid prior to Dr. Maricich becoming a full time employee, and the Company’s non-elective contribution to our 401(k) plan of $4,864, described below under “Employee and Retirement Benefits.” The amounts shown in the “All Other Compensation” column for fiscal year 2023 reflect (i) for Mr. Mandel-Brehm, the Company’s non-elective contribution to our 401(k) plan, described below under “Employee and Retirement Benefits,” and (ii) for Ms. Gold, the Company’s non-elective contribution to our 401(k) plan of $9,900, described below under “Employee and Retirement Benefits,” $73,094 of commuting and housing expenses, and $9,650 of fees for professional memberships.
(4)Dr. Maricich commenced employment with us as our Chief Medical Officer in August 2024.
Overview
Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders. Our compensation committee is generally responsible for determining the compensation of our executive officers. Our CEO made recommendations to our compensation committee about the compensation of his direct reports for fiscal year 2024.
In 2024, our compensation committee engaged Alpine to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Alpine also provided analyses and recommendations to our compensation committee regarding trends and emerging topics with respect to executive compensation; compensation programs for executives, directors, and our employees generally; and stock utilization and related metrics.
Annual Base Salary
The initial base salary of Mr. Mandel-Brehm was set forth in his employment agreement, as subsequently amended and restated, and the initial base salaries for Ms. Gold and Dr. Maricich were set forth in their respective offer letter agreements.
For 2023, Mr. Mandel-Brehm’s annual base salary was $546,000. In October 2024, Mr. Mandel-Brehm’s annual base salary was increased to $600,000.
For 2023, Ms. Gold’s annual base salary was $425,000. In October 2024, Ms. Gold’s annual base salary was increased to $465,000.
Dr. Maricich commenced employment with us in August 2024 at an initial base salary of $460,000. In October 2024, Dr. Maricich’s annual base salary was increased to $500,000.
Annual Bonuses
During fiscal year 2024, each of our named executive officers was eligible to receive an annual performance bonus, with the target amount of such bonus, expressed as a percentage of base salary, equal to 50% for Mr. Mandel-Brehm, and 40% for each of Ms. Gold and Dr. Maricich. Dr. Maricich's annual bonus with respect to 2024 was calculated based on the period from January 1, 2024 through December 31, 2024 and not prorated based on Dr. Maricich's start date of employment.
During fiscal year 2023, each of Mr. Mandel-Brehm and Ms. Gold were eligible to receive an annual performance bonus, with the target amount of such bonus, expressed as a percentage of base salary, equal to 30%.
Annual performance bonuses were based on the attainment of both a company and an individual performance factor. Our compensation committee makes a recommendation to our Board with respect to the company’s achievement against its corporate goals, with our Board approving a final bonus pool. Our Board evaluates the individual performance of our CEO and our compensation committee, in consultation with our CEO, evaluates the individual performance of our other executives, including Ms. Gold and Dr. Maricich.
Agreements with our Named Executive Officers
Each of our named executive officers is party to an employment agreement or offer letter with us that sets forth the terms and conditions of the executive officer’s employment with us. We entered into an amended and restated employment agreement with Mr. Mandel-Brehm, dated October 3, 2024, and offer letter agreements with Ms. Gold and Dr. Maricich, dated June 16, 2017 and August 15, 2024, respectively, that in each case provides for the executive’s entitlement to an annual base salary, as described above, and participation in our employee benefit plans, as in effect from time to time. In addition, each executive is subject to a separate Employee Confidentiality and Assignment Agreement, which contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of developments, as well as covenants not to compete or solicit certain of our service providers, customers and suppliers during employment and for a 12-month period following termination of employment.

Potential Payments upon Termination of Employment
Each of our named executive officers is entitled to severance and other benefits upon a termination of his or her employment in certain circumstances, as described below.
Mr. Mandel-Brehm. Under his amended and restated employment agreement, if Mr. Mandel-Brehm’s employment is terminated by us without “cause” or by him for “good reason,” (as such terms are defined in the amended and restated employment agreement), or a “qualifying termination,” other than in connection with a “Change in Control,” (as defined in the CiC Plan described below), he will be entitled to receive (i) continued payment of his annual base salary for a period of twelve months following termination of his employment and (ii) a monthly amount equal to the amount we contribute to Mr. Mandel-Brehm’s group medical, dental, and/or vision insurance premiums (the “COBRA Continuation”) until the end of his severance period or the expiration of his rights under COBRA. In the event of a qualifying termination within three months prior to, or twelve months following, a Change in Control, Mr. Mandel-Brehm will be entitled to receive (i) continued payment of his annual base salary for a period of 18 months following termination of his employment, (ii) a payment equal to his target annual cash incentive award for the year of the qualifying termination, (iii) COBRA Continuation until the end of such 18-month period, or, if earlier, the expiration of his COBRA rights, and (iv) full acceleration of his outstanding and unvested time-based equity awards.
Mr. Mandel-Brehm is not entitled to a tax gross-up payment for any “golden parachute” excise taxes, but his employment agreement provides for him to receive a cutback of any so-called “parachute payments” if such reduced amount would result in a greater economic benefit to him after accounting for the impact of the excise taxes on such unreduced parachute payments. Our obligation to provide Mr. Mandel-Brehm with severance payments and other benefits under his amended and restated employment agreement is conditioned on the executive officer signing a separation agreement that includes a release of claims in favor of us.
CiC Plan. Our Board has adopted a severance and change in control plan (the “CiC Plan”) in which certain employees of the Company and its subsidiaries at the level of vice president and above, other than our CEO, are eligible to participate. Under the CiC Plan, in the event the employment of an executive officer participant, including Ms. Gold and Dr. Maricich, is terminated by us without Cause or by such participant for Good Reason (as such terms are defined in the CiC Plan), in either case during the period beginning three months prior to the consummation of a Change in Control (as defined in the CiC Plan) and ending twelve months thereafter, or a Qualifying Termination (as defined in the CiC Plan), he or she is entitled to receive (i) a lump sum payment equal to twelve months of the executive officer’s annual base salary, (ii) a monthly COBRA amount equal to our portion of the premiums under our group health plan until the earlier of the end of the twelve-month period following the Qualifying Termination or the date on which the executive officer becomes covered under another employer’s health plan; (iii) a payment equal to the executive officer’s target annual cash incentive award for the year of the Qualifying Termination; and (iv) full acceleration of all of her or his outstanding and unvested time-based equity awards. Severance payments and benefits under the CiC Plan are subject to the executive officer executing and not revoking a release of claims and continuing to comply with applicable restrictive covenants.
Equity Compensation
On March 27, 2024, Mr. Mandel-Brehm was granted an option to purchase 44,579 shares of our common stock under the CAMP4 Therapeutics Corporation Amended and Restated 2016 Stock Option and Grant Plan (the “2016 Plan”). This option had a vesting start date of March 7, 2024 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date.
On March 27, 2024, Ms. Gold was granted an option to purchase 44,579 shares of our common stock under the 2016 Plan. This option had a vesting start date of March 27, 2024 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date.
On August 27, 2024, Dr. Maricich was granted an option to purchase 132,886 shares of our common stock under the 2016 Plan, in connection with his commencement of employment as our Chief Medical Officer. This option had a vesting start date of August 15, 2024 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date.
We did not grant any equity awards to our named executive officers during fiscal year 2023.

Policies and Practices Related to the Timing of Equity Awards
It is the policy of the Board and the compensation committee not to schedule stock option grant dates in anticipation of the release of material non-public information. Similarly, it is our practice not to time the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation.
Typically, annual equity awards to eligible employees, including our executive officers, and awards made in connection with a promotion, are made on the first trading day of the month following approval of such awards, which approval generally occurs at a regularly scheduled Board or compensation committee (as applicable) meeting in the first quarter of the fiscal year. Annual awards to members of our Board are made on the date of the first meeting of the Board following the annual meeting of stockholders, and awards to new hires are generally made on the 15th calendar day of the month following the later of approval of the award or the employee’s date of hire, as applicable, except that new hire executive grants are generally made as of the date of hire. During 2024, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.
Employee and Retirement Benefits
We currently provide broad-based health and welfare benefits to our full-time employees, including our named executive officers, including health, life, disability, vision, and dental insurance. In addition, we maintain a safe-harbor 401(k) retirement plan under which we make a 3% non-elective contribution to eligible plan participants. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.
Certain of our named executive officers also receive limited perquisites, which are described above in the footnotes to the “Summary Compensation Table.”
Outstanding Awards at Fiscal Year-End Table
The following table sets forth information about the outstanding equity awards held by each of our named executive officers as of December 31, 2024:

			Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)
Josh Mandel-Brehm	25,048		–	$2.12	5/22/27
	2,268		–	$2.12	12/4/27
	30,719		–	$2.12	9/4/28
	2,835		–	$2.12	3/12/29
	1,417		–	$2.12	2/19/30
	43,186	(2)	23,683	$5.50	3/23/32
	177,962	(3)	163,725	$8.41	12/7/32
	5,572	(4)	39,007	$9.08	3/26/34
						16,719	(5)	$87,273
Kelly Gold	1,512		–	$2.12	9/26/27

	378		–	$2.12	12/4/27
	2,835		–	$2.12	9/4/28
	567		–	$2.12	3/12/29
	4,726		–	$2.12	6/18/29
	756		–	$2.12	2/19/30
	9,501	(2)	5,210	$5.50	3/23/32
	48,169	(3)	44,316	$8.41	12/7/32
	5,572	(6)	39,007	$9.08	3/26/34
						3,781	(5)	$19,737
Yuri Maricich	2,768	(7)	130,118	$12.79	8/19/34
(1)Based on the closing price of a share of our common stock on December 31, 2024 ($5.22).
(2)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of March 1, 2022, subject to the named executive officer’s continued employment.
(3)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of September 1, 2022, subject to the named executive officer’s continued employment.
(4)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of March 7, 2024, subject to the named executive officer’s continued employment.
(5)Reflects restricted stock received upon the early exercise of a stock option award, which vests in equal monthly installments over the 48-month period beginning March 31, 2021, and on which restrictions fully lapsed on March 31, 2025.
(6)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of March 27, 2024, subject to the named executive officer’s continued employment.
(7)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of August 15, 2024, subject to the named executive officer’s continued employment.
Compensation of Directors
The following table sets forth the compensation paid to, received by, or earned during fiscal year 2024 by the non- employee directors of our Board. Mr. Mandel-Brehm, our CEO, receives no compensation for his service as a director, and consequently, is not included in this table. Information regarding the compensation of Mr. Mandel-Brehm is included with that of our other NEOs above.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Richard Young, PhD(2)	43,051	100,000	(1)	143,051
Steve Holtzman(2)	57,715	75,000	(1)	132,715
Michael Higgins(2)	46,358	—		46,358
Paula Ragan, PhD(2)	44,153	—		44,153
Ravi Thadhani, MD, MPH(2)	37,204	—		37,204
James Boylan	2,755	—		2,755
Amir Nashat, ScD	—	—		—
Ingo Chakravarty	—	—		—
Andrew J. Schwab	—	—		—
Jorge Conde(3)	—	—		—
(1)Dr. Young and Mr. Holtzman are each party to a consulting agreement with the Company pursuant to which such individuals provide strategic and other business consulting services to the Company in exchange for an annual retainer ($100,000 for Dr. Young and $75,000 for Mr. Holtzman).

(2)As of December 31, 2024, the following directors held unvested Company stock options and restricted stock awards (“RSAs”) as follows: Dr. Young, 29,978 options and 4,394 RSAs; Mr. Holtzman, 41,961 options and 5,044 RSAs; Mr. Higgins 6,831 options and 1,063 RSAs; Dr. Ragan, 6,831 options and 1,063 RSAs; and Dr. Thadhani, 6,831 options and 2,481 RSAs.
(3)Mr. Conde resigned from the Board in October 2024.
Compensation of Directors
Under our director compensation policy in effect at the beginning of fiscal 2024, directors, other than those individuals who were elected to the Board pursuant to the provisions of the Third Amended and Restated Voting Agreement (the “Voting Agreement”) among us and our stockholders, which terminated upon the completion of our initial public offering in October 2024, and who were not separately compensated for their Board service in 2024, were eligible to receive an annual retainer of $35,000, which was payable either monthly or at the start of each calendar quarter. Mr. Holtzman was eligible to receive an additional fee of $15,000 for serving as the Chairman of the Board; Dr. Young was eligible to receive an additional fee of $7,500 for serving as the Chair of the Research & Development Committee; Mr. Higgins was eligible to receive an additional fee of $7,500 for serving as the Chair of the Compensation Committee; and Dr. Ragan was eligible to receive an additional fee of $7,500 for serving as the Chair of the Audit Committee.
In connection with our initial public offering, we adopted a new non-employee director compensation policy, which became effective upon completion of the offering in October 2024. Under the policy, our non-employee directors are compensated as follows:
•each non-employee director (other than those directors affiliated with investors in the Company) receives an annual cash retainer of $40,000 ($70,000 for the chair of our Board);
•each non-employee director who is a member of the audit committee receives an additional annual cash retainer of $7,500 ($15,000 for the audit committee chair);
•each non-employee director who is a member of our compensation committee receives an additional annual cash retainer of $5,000 ($10,000 for our compensation committee chair);
•each non-employee director who is a member of the nominating and corporate governance committee receives an additional annual cash retainer of $5,000 ($10,000 for the nominating and corporate governance committee chair); and
•each non-employee director who is a member of the research and development committee receives an additional annual cash retainer of $5,000 ($10,000 for the research and development committee chair).
During fiscal 2024, the fees paid to our directors were pro-rated for the portion of the year that each of the foregoing director compensation policies were in effect.
Under the policy, each non-employee director who is first elected or appointed to our Board after the completion of our initial public offering will be granted an option under the 2024 Equity Incentive Plan (the “2024 Plan”) to purchase 17,787 shares of our common stock, such stock option to vest in monthly installments over three years from grant. Each of Dr. Stewart and Dr. Williams was granted an option to purchase 17,787 shares of our common stock upon their appointment to the Board in March 2025 in accordance with this policy. The policy was subsequently amended to provide that each non-employee director who is first elected or appointed to our Board after April 1, 2025 will be granted an option under the 2024 Plan to purchase 18,000 shares of our common stock, such option to vest in monthly installments over three years from grant. Commencing in fiscal 2025, each non-employee director who is not first elected or appointed to the Board during the fiscal year of the annual meeting of our stockholders will be granted an annual option under the 2024 Plan to purchase 9,000 shares of our common stock, such stock option to vest in full on the first anniversary of grant (or the next annual meeting, if earlier).
Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves.

Limitations on Liability and Indemnification
Our certificate of incorporation contains provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:
•any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;
•as an officer, derivative claims brought on behalf of the corporation by a stockholder; or
•any transaction from which the director or officer derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AUDIT COMMITTEE REPORT
Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.
Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
By the audit committee of the board of directors of CAMP4 Therapeutics Corporation.
Michael Higgins, Chair
James Boylan
Ingo Chakravarty
Douglas Williams

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of five percent or more of any class of our capital stock, or any members of their immediately family or affiliated entities, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive and Director Compensation.”
Initial Public Offering
In October 2024, we completed our initial public offering, pursuant to which we issued and sold an aggregate of 6,820,000 shares of our common stock at a price per share of $11.00. In November 2024, pursuant to the partial exercise by the underwriters of their option to purchase additional shares, we issued an additional 643,762 shares of our common stock. We received aggregate gross proceeds of $82.1 million in connection with the initial public offering and subsequent exercise of the underwriters’ option and aggregate net proceeds of $76.4 million after deducting underwriting discounts and commissions and expenses payable by us. The following table sets forth the number of shares of our common stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares. Such purchases were made through the underwriters at the initial public offering price of $11.00 per share.

Name of Stockholder	Number of Shares of Common Stock	Aggregate Purchase Price
Entities affiliated with Enavate Sciences(1)	1,363,636	$14,999,996
Entities affiliated with 5AM Ventures(2)	909,090	$9,999,990
Entities affiliated with Polaris Partners(3)	909,090	$9,999,990
Entities affiliated with Northpond Ventures(4)	763,636	$8,399,996
Entities affiliated with AH Equity Partners(5)	727,272	$7,999,992
State of Michigan Retirement Systems(6)	363,636	$3,999,996
(1)Everest Aggregator, LP (“Everest Aggregator”) is a limited partnership affiliated with Enavate Sciences. Enavate Sciences GP, LLC (“Enavate GP”) is the general partner of Everest Aggregator. James Boylan, a member of our Board, is a manager of Enavate GP and disclaims beneficial ownership of the shares held by Everest Aggregator. Everest Aggregator holds more than 5% of our voting securities.
(2)The shares are directly held by 5AM Ventures VI, L.P. (“Ventures VI”). 5AM Partners VI, LLC (“Partners VI”) is the sole general partner of Ventures VI. Andrew J. Schwab, a member of our Board, is a managing member of Partners VI and may be deemed to have shared voting and investment power over the shares beneficially owned by Ventures VI. Entities affiliated with 5AM Ventures collectively hold more than 5% of our voting securities.
(3)Polaris Partners X, L.P. (“PP X”) directly holds the shares. Polaris Partners GP X, L.L.C. (“PPGP X”) is the general partner of PP X. Amir Nashat, ScD, a member of our Board, is an interest holder of PPGP X. Entities affiliated with Polaris Partners collectively hold more than 5% of our voting securities.
(4)Ingo Chakravarty, a member of our Board, is an Operating Partner of Northpond Ventures LLC, an affiliate of Northpond Ventures. Funds affiliated with Northpond Ventures, LLC collectively own more than 5% of our voting securities.
(5)Jorge Conde resigned from our Board immediately prior to the effectiveness of the registration statement relating to our initial public offering. Mr. Conde is a General Partner on the Bio + Health team of Andreessen

Horowitz, a venture capital firm. Investment vehicles of Andreessen Horowitz collectively hold more than 5% of our voting securities.
(6)SMRS-TOPE LLC, on behalf of the State of Michigan Retirement Systems, held more than 5% of our voting securities at the time of the initial public offering.

Investors’ Rights Agreement
In connection with our convertible preferred stock financings, we entered into an amended and restated investors’ rights agreement with certain holders of our capital stock, including Everest Aggregator, SMRS-TOPE LLC, entities affiliated with 5AM Ventures, AH Equity Partners, the Polaris Funds and Northpond Ventures. Josh Mandel-Brehm, our Chief Executive Officer, is a party to this agreement in his capacity as a stockholder. This agreement imposes certain affirmative obligations on us, and also grants certain rights to the holders, including certain registration rights with respect to the registrable securities held by them. The registration rights granted under the investors’ rights agreement will terminate with respect to any particular stockholder upon the earlier of (a) the closing of a deemed liquidation event, as defined in our certificate of incorporation, (b) the fifth anniversary of the closing of our initial public offering and (c) with respect to each stockholder, at such time such stockholder is able to sell all of its shares pursuant to Rule 144 or another similar exemption under the Securities Act during a three-month period without registration. Other provisions of the Investor Rights Agreement were terminated upon completion of our initial public offering.
Director Affiliations
Some of our directors are affiliated with and serve on our Board as representatives of entities that beneficially own or owned 5% or more of our common stock, as indicated below:

Director	Principal Stockholder
James Boylan	Entities affiliated with Enavate Sciences
Ingo Chakravarty	Entities Affiliated with Northpond Ventures
Jorge Conde(1)	Entities Affiliated with AH Equity Partners
Amir Nashat, ScD	Entities Affiliated with Polaris Partners
Andrew J. Schwab	Entities Affiliated with 5AM Ventures
(1)Mr. Conde resigned from the Board in October 2024.
Loans to Related Persons
In August 2021, we entered into a secured promissory note with Josh Mandel-Brehm, our Chief Executive Officer (the “Mandel-Brehm Promissory Note”) pursuant to which we loaned to Mr. Mandel-Brehm $565,999.96 to fund the payment associated with the early exercise of options held by Mr. Mandel-Brehm for 267,500 shares of common stock. The Mandel-Brehm Promissory Note was secured by a pledge to us of Mr. Mandel-Brehm’s equity interests in the 267,500 shares of common stock issued upon the early exercise of Mr. Mandel-Brehm’s stock options. The Mandel-Brehm Promissory Note bore interest on the unpaid principal balance at the rate per annum equal to the long-term Applicable Federal Rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”) in effect on the first day of each calendar year, which was initially 1.35%. The Mandel-Brehm Promissory Note was due and payable by the earliest to occur of (i) August 9, 2026, (ii) the date that we first become subject to the reporting requirements of the Exchange Act with respect to any class of our securities, or (iii) an event of default, as defined in the Mandel-Brehm Promissory Note. The Mandel-Brehm Promissory Note, including $619,678 of principal and interest owed to the Company, was forgiven in June 2024. In January 2025, the Company paid Mr. Mandel-Brehm a cash bonus of $501,716 to assist him with taxes incurred in connection with such forgiveness. Upon the forgiveness of the Mandel-Brehm Promissory Note, the 267,500 shares of common stock were deemed outstanding for accounting purposes.
In August 2021, we entered into a secured promissory note with Kelly Gold, our Chief Financial Officer (the “Gold Promissory Note”) pursuant to which we loaned to Ms. Gold $127,999.82 to fund the payment associated with the early exercise of options held by Ms. Gold for 60,494 shares of common stock. The Gold Promissory Note was secured by a pledge to us of Ms. Gold’s equity interests in the 60,494 shares of common stock issued upon the early exercise of Ms. Gold’s stock options. The Gold Promissory Note bore interest on the unpaid principal balance at the rate per annum equal to the long-term Applicable Federal Rate, as defined in the Code, in effect on the first day of each calendar year, which was initially 1.35%. The Gold Promissory Note was due and payable by the earliest to occur of (i) August 9, 2026, (ii) the date that we first become subject to the reporting requirements of the Exchange Act with respect to any class of our securities, or (iii) an event of default, as defined in the Gold Promissory Note. The Gold Promissory Note, including $140,139 of principal and interest owed to the Company, was forgiven in June 2024. In January 2025, the Company paid Ms. Gold a cash bonus of $101,480 to assist her with taxes incurred in connection with such forgiveness. Upon the forgiveness of the Gold Promissory Note, the 60,494 shares of common stock were deemed outstanding for accounting purposes.
In August 2021, we entered into a secured promissory note with David Bumcrot, our Chief Scientific Officer (the “Bumcrot Promissory Note”) pursuant to which we loaned to Dr. Bumcrot $127,999.82 to fund the payment associated with the early exercise of options held by Dr. Bumcrot for 60,494 shares of common stock. The Bumcrot Promissory Note was secured by a pledge to us of Dr. Bumcrot’s equity interests in the 60,494 shares of common stock issued upon the early exercise of Dr. Bumcrot’s stock options. The Bumcrot Promissory Note bore interest on the unpaid principal balance at the rate per annum equal to the long-term Applicable Federal Rate, as defined in the Code, in effect on the first day of each calendar year, which was initially 1.35%. The Bumcrot Promissory Note was due and payable by the earliest to occur of (i) August 9, 2026, (ii) the date that we first become subject to the reporting requirements of the Exchange Act with respect to any class of our securities, or (iii) an event of default, as defined in the Bumcrot Promissory Note. The Bumcrot Promissory Note, including $140,129 of principal and interest owed to the Company, was forgiven in June 2024. In January 2025, the Company paid Dr. Bumcrot a cash bonus of $101,473 to assist him with taxes incurred in connection with such forgiveness. Upon the forgiveness of the Bumcrot Promissory Note, the 60,494 shares of common stock were deemed outstanding for accounting purposes.
Related Person Transaction Policy
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds in any fiscal year the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
In accordance with our certificate of incorporation and bylaws, our Board is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. James Boylan, Ingo Chakravarty, Amir Nashat, ScD, Andrew J. Schwab, and Douglas Williams, PhD are the Class I directors whose terms expire at the Annual Meeting. Mr. Chakravarty will not be standing for re-election. Each of Mr. Boylan, Dr. Nashat, Mr. Schwab, and Dr. Williams has been nominated for and has agreed to stand for re-election to our Board to serve as a Class I director of our Company for a three-year term and until his successor is duly elected and qualified or until his earlier death, resignation or removal.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. EY has served as our independent registered public accounting firm since 2017.
Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, as well as our independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of our Company and our stockholders.
Before selecting EY, our audit committee carefully considered EY’s qualifications as an independent registered public accounting firm for our Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. Our audit committee has expressed its satisfaction with EY in all of these respects.
EY served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ending December 31, 2025. Representatives of EY will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed for the audits of fiscal years ended December 31, 2024 and 2023, and audit-related fees and all other fees billed in each of the last two fiscal years.

Fee Category	2024	2023

Audit Fees(1)	$1,560,000	$355,250
Audit-Related Fees(2)	—	—
Tax Fees(3)	31,676	43,364
All Other Fees(4)	5,200	—
Total Fees	$1,596,876	$398,614

(1)Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements for 2024 and 2023, the review of our quarterly condensed consolidated financial statements, and fees related to our initial public offering in October 2024, including comfort letters and consents.
(2)Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
(3)Consists of aggregate fees for professional services rendered for tax compliance, tax advice and tax planning services, including the review and preparation of our federal, state and local income tax returns.
(4)Represents aggregate fees billed for services provided by our independent registered public accounting firm other than those disclosed above and consists of fees for accessing EY’s online accounting research tool.

Audit Committee Pre-Approval Policy and Procedures
Our audit committee (or a subcommittee delegated to it by the audit committee) approves in advance all services proposed to be performed for our Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for our Company or its subsidiaries. If services were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied, then the requirement for advance audit committee approval of services is waived under applicable Exchange Act rules. During 2024 and 2023, no services were performed by EY without the prior approval of our audit committee in accordance with the pre-approval policies and procedures described above.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 2 ON YOUR PROXY CARD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our capital stock as of March 31, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•our named executive officers; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership of our common stock is based on 20,161,073 shares of common stock outstanding as of March 31, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed stockholders is c/o One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, Massachusetts 02139.
Except as indicated by the footnotes below, we believe, based on information furnished to us, that each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% or Greater Stockholders:
Entities affiliated with Enavate Sciences(1)	3,785,802	18.8%
Entities affiliated with 5AM Ventures(2)	2,927,915	14.5%
Entities affiliated with Polaris Partners(3)	2,625,062	13.0%
Entities affiliated with Northpond Ventures (4)	2,238,244	11.1%
Entities affiliated with AH Equity Partners (5)	2,125,339	10.5%
Directors and Named Executive Officers:
Josh Mandel-Brehm(6)	627,459	3.1%
Kelly Gold(7)	158,912	* %
Yuri Maricich, MD(8)	22,153	* %
Steven Holtzman(9)	167,333	* %
James Boylan	—	—%
Ingo Chakravarty	—	—%
Michael Higgins(10)	39,667	* %
Amir Nashat, ScD(3)	2,625,062	13.0%
Paula Ragan, PhD(11)	29,743	* %
Andrew J. Schwab	2,927,915	14.5%
Murray Stewart, DM FRCP(12)	988	* %
Ravi Thadhani, MD, MPH(13)	26,525	* %
Douglas Williams, PhD(14)	3,489	* %

Richard Young, PhD(15)	234,389	1.2%
All Executive Officers and Directors as a group (15 persons)	7,010,966	33.6%
*Represents beneficial ownership of less than one percent.
(1)This information is based on a Schedule 13D filed jointly by Everest Aggregator, LP (“Everest LP”) and Enavate Sciences GP, LLC (“Enavate GP”) on October 22, 2024, reporting ownership as of October 15, 2024. Everest LP is a limited partnership affiliated with Enavate Sciences. Enavate GP is the general partner of Everest LP. Voting, investment and dispositive power with respect to the shares held by Everest LP is held by the managers of Enavate GP collectively, including James Boylan, a member of our Board. Mr. Boylan disclaims beneficial ownership of the shares held by Everest LP. The principal business address of Everest LP is 106 West 56th Street, New York, New York 10019. The principal business office of Enavate GP is 2882 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(2)This information is based on a Schedule 13D filed jointly by 5AM Ventures VI, L.P. (“Ventures VI”), 5AM Partners VI, LLC (“Partners VI”), 5AM Opportunities II, L.P. (“Opportunities II”), 5AM Opportunities II (GP), LLC (“Opportunities II GP”), Dr. Kush Parmar and Mr. Andrew J. Schwab on October 22, 2024, reporting ownership as of October 15, 2024. Consists of (i) 2,625,145 shares of common stock held by Ventures VI and (ii) 302,770 shares of common stock held by Opportunities II (together with Ventures VI, “5AM Ventures”). Partners VI serves as the sole general partner of Ventures VI and Opportunities II GP serves as the sole general partner of Opportunities II. Dr. Kush Parmar and Mr. Andrew J. Schwab are the managing members of each of Partners VI and Opportunities II GP and share voting and dispositive power over the shares held by Ventures VI and Opportunities II. The principal business address of 5AM Ventures is 4 Embarcadero Center, Suite 3110, San Francisco, California 94111.
(3)This information is based on a Schedule 13D filed jointly by Polaris Partners VII, L.P. (“PP VII”), Polaris Entrepreneurs’ Fund VII, L.P. (“PEF VII”), Polaris Partners X, L.P. (“PP X”), Polaris Management Co. VII, L.L.C. (“PMC VII”), Polaris Partners GP X, L.L.C. (“PPGP X”), Dr. Amir Nashat, Mr. Brian Chee, and Ms. Amy Shulman on October 22, 2024, reporting ownership as of October 15, 2024. Consists of (i) 1,603,779 shares of common stock held of record by PP VII (ii) 112,193 shares of common stock held of record by PEF VII, and (iii) 909,090 shares of common stock held by PP X. PMC VII is the general partner of each of PP VII and PEF VII and may be deemed to have voting, investment and dispositive power with respect to the securities held by these entities. David Barrett, Brian Chee, Amir Nashat, ScD, a member of our Board, and Bryce Youngren (collectively, the “PMC VII Managing Members”) are the managing members of PMC VII and Amy Schulman holds an interest in PMC VII. Each of the PMC VII Managing Members may be deemed to share voting, investment and dispositive power with respect to the securities held by PP VII and PEF VII. PPGP X, is the general partner of PP X and may be deemed to have voting, investment and dispositive power with respect to the securities held by PP X. Mr. Chee and Ms. Schulman are the managing members of PPGP X (collectively, the “PPGP X Managing Members”) and Dr. Nashat holds an interest in PPGP X, and each of the PPGP X Managing Members and Dr. Nashat may be deemed to share voting, investment and dispositive power with respect to the securities held by PP X. The principal business address of each of the foregoing entities and individuals is One Marina Drive, 8th Floor, Boston, Massachusetts 02210.
(4)This information is based on a Schedule 13G filed jointly by Northpond Ventures, LP (“Northpond Fund I”), Northpond Ventures GP, LLC (“Northpond GP”), Northpond Ventures II, LP (“Northpond Fund II”), Northpond Ventures II GP, LLC (“Northpond II GP”), Northpond Ventures III, LP (“Northpond Fund III”), Northpond Ventures III GP, LLC (“Northpond III GP”), and Michael P. Rubin (“Rubin” and, with Northpond Fund I, Northpond GP, Northpond Fund II, Northpond II GP, Northpond Fund III and Northpond III GP, collectively, the “Northpond Reporting Persons”) on October 22, 2024, reporting ownership as of October 15, 2024. Consists of (i) 471,415 shares of common stock held by Northpond Fund I, (ii) 1,003,193 shares held by Northpond Fund II, and (iii) 763,636 shares held by Northpond Fund III. The general partner of Northpond Fund I is Northpond GP and Mr. Rubin is the managing member of Northpond GP. As such, Northpond GP and Rubin have shared dispositive and voting power over the shares held by Northpond Fund I and may be deemed to have indirect beneficial ownership of the shares held by Northpond Fund I. Northpond II GP is the general partner of Northpond Fund II and Mr. Rubin is the managing member of Northpond II GP. As such, Northpond II GP and Mr. Rubin have shared dispositive and voting power over the shares held by Northpond Fund II and may be deemed to have indirect beneficial ownership of the shares held by Northpond Fund II. Northpond III GP is the general partner of Northpond Fund III and Mr. Rubin is the managing member of Northpond III GP. As such, Northpond III GP and Mr. Rubin have shared dispositive and voting power over the shares held by Northpond Fund III and may be deemed to have indirect beneficial ownership of the shares held by Northpond

Fund III. Ingo Chakravarty, a member of our Board, is an Operating Partner of Northpond Ventures, LLC. Mr. Chakravarty has no voting or dispositive power with respect to the securities held by the Northpond Reporting Persons. The principal business address of each of the Northpond Reporting Persons is 7500 Old Georgetown Road, Suite 800, Bethesda, Maryland 20814.
(5)This information is based on a Schedule 13G filed jointly by AH Bio Fund I, L.P. (“AH Bio I”), AH Equity Partners Bio I, L.L.C. (“AH EP Bio I”), AH Bio IV, AH Bio Fund IV, L.P. (“AH EP Bio IV”), Mr. Marc Andreessen and Mr. Ben Horowitz on October 22, 2024, reporting ownership as of October 15, 2024. Consists of (i) 1,579,885 shares of common stock held by AH Bio I, for itself and as nominee for AH Bio Fund I-B, L.P., and (ii) 545,454 shares of common stock held by AH Bio IV, for itself and as nominee for AH Bio Fund IV-B, L.P., AH 2022 Annual Fund, L.P., AH 2022 Annual Fund-B, L.P., AH 2022 Annual Fund-QC, L.P., and CLF Partners III, LP. AH EP Bio I, is the general partner of AH Bio I. AH Equity Partners Bio IV, L.L.C., or AH EP Bio IV, is the general partner of AH Bio IV. The managing members of AH EP Bio I and AH EP Bio IV are Mr. Andreessen and Mr. Horowitz. AH EP Bio I has sole voting and dispositive power with regard to the shares held by AH Bio I, and AH EP Bio IV has sole voting and dispositive power with regard to the shares held by AH Bio IV. The address for each of these entities and individuals is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(6)Consists of (i) 272,357 shares of common stock, and (ii) 355,102 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(7)Consists of (i) 61,817 shares of common stock and (ii) 97,095 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(8)Consists of 22,153 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(9)Consists of (i) 108,946 shares of common stock and (ii) 58,387 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(10)Consists of (i) 28,739 shares of common stock and (ii) 10,928 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(11)Consists of (i) 20,232 shares of common stock and (ii) 9,511 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(12)Consists of 988 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(13)Consists of (i) 17,014 shares of common stock and (ii) 9,511 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(14)Consists of (i) 2,501 shares of common stock and (ii) 988 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.
(15)Consists of (i) 154,859 shares of common stock and (ii) 79,530 shares of common stock underlying outstanding stock options exercisable within 60 days of March 31, 2025.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders
2016 Stock Option and Grant Plan	2,055,431	$7.82	—	(1)
2024 Equity Incentive Plan	63,994	$9.40	2,079,045	(2)
2024 Employee Stock Purchase Plan	—	—	214,303	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,119,425	$7.87	2,293,348

(1)No further grants were made under the 2016 Stock Option and Grant Plan after the completion of our initial public offering in October 2024.
(2)The number of shares of our common stock reserved for issuance under the 2024 Plan will automatically increase on January 1 of each year from 2025 to 2034 by the lesser of (i) five percent of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by our Board on or prior to such date for such year. Pursuant to the terms of the 2024 Plan, an additional 604,832 shares were added to the number of available shares, effective January 1, 2025.
(3)The number of shares of our common stock reserved for issuance under the 2024 Employee Stock Purchase Plan (the “ESPP”) will automatically increase on January 1 of each year from 2025 to 2034 by the lesser of (i) one percent of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by our Board on or prior to such date for such year. Pursuant to the terms of the ESPP, an additional 201,610 shares were added to the number of available shares, effective January 1, 2025.

GENERAL MATTERS
Shareholder Proposals for Our 2026 Annual Meeting of Stockholders
Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary at CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139 no later than December 31, 2025, which is one hundred and twenty (120) days prior to April 30, 2026.
Requirements for Shareholder Proposals or Director Nominations to Be Brought Before an Annual Meeting. Our bylaws provide that, for shareholder nominations to our Board or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary at CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139. To be timely for the 2026 annual meeting, the shareholder’s notice must be delivered to us not later than the close of business on March 13, 2026 nor earlier than the close of business on February 11, 2026, which dates correspond with the ninetieth (90th) day and one hundred and twentieth (120th) day before the anniversary date of the 2025 annual meeting of stockholders, except that if the 2026 annual meeting of stockholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than ten (10) days after the date on which the date of the 2026 annual meeting is first publicly disclosed. Such notice must provide the information required by our bylaws with respect to each matter the shareholder proposes to bring before the 2026 annual meeting.
In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than April 13, 2026.
Annual Report
Upon written request, we will provide without charge to each stockholder a copy of our Annual Report on Form 10-K filed with the SEC on March 27, 2025 for the fiscal year ended December 31, 2024. Please address all requests to:
Corporate Secretary
CAMP4 Therapeutics Corporation
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, MA 02139
Householding of Proxy Materials
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written request by sending a notification to our Secretary at the address above, or an oral request by calling (617) 651-8867, in each case providing your name, your shared address and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

CAMP4 THERAPEUTICS CORPORATION
ONE KENDALL SQUARE
KENDALL SQUARE BUILDING 1400, 3RD FLOOR
CAMBRIDGE, MASSACHUSETTS 02139

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAMP2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74799-P25125

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMP4 THERAPEUTICS CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

Nominees:	**For**	**Against**	**Abstain**
1a. James Boylan	☐	☐	☐
1b. Amir Nashat, ScD	☐	☐	☐
1c. Andrew J. Schwab	☐	☐	☐
1d. Douglas Williams, PhD	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 11, 2025:
The Notice, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V74800-P25125

CAMP4 THERAPEUTICS CORPORATION
Annual Meeting of Stockholders
June 11, 2025, at 11:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Josh Mandel-Brehm and Kelly Gold, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of CAMP4 THERAPEUTICS CORPORATION that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on June 11, 2025, virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/CAMP2025, and any adjournment, continuation, or postponement thereof.

Such proxies are authorized to vote in their discretion (X) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (Y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.